                         AGREEMENT FOR SALE OF PRODUCTS

This Agreement ("Agreement") is made and entered into as of the 8th day of SEPTEMBER, 1998 by and between KOCH REFINING COMPANY, L.P., a limited liability company organized under the laws of Delaware and headquartered in Wichita, Kansas ("Koch") and FARSTAD OIL, INC., P.O. Box 1842, Minot, ND 58702 ("Buyer").

Koch has developed and offers a long-term committed volume program for the sale of fuels products. Buyer has met the qualifications for this program and desires to purchase product from Koch pursuant to the terms and conditions of this
Agreement:

1.   TERM

     1.1 This Agreement shall have an initial term of five (5) years (the "Initial Term"). The Initial term shall be from September 1, 1998 through August 31, 2003.

     1.2 At the end of the Initial Term, this Agreement shall automatically continue for consecutive one year periods unless terminated by either party upon written notice thirty (30) days prior to the expiration of the existing period.

2.   PURCHASE AND SALE

     2.1 During the Term of this Agreement, and any successive renewals, Koch shall sell to Buyer, and Buyer shall purchase from Koch, the following products (all together defined as "Products"):

     UNBRANDED PRODUCTS
     All Gasolines
     All Distillates
     Ethanol

     BRANDED PRODUCTS
     Arctic Premium Diesel
     Performance Gold Diesel
     Supreme Performance Diesel

3.   QUALIFICATION/MINIMUM VOLUMES

     3.1 The pricing and other terms of this Agreement are based on Buyer's commitment to buy, and actually lifting, a minimum of 32,000,000 gallons of Product per year (the "Annual Minimum Volume") during the Term of this Agreement. In addition, the pricing and other terms of this Agreement are based on Buyer's commitment to lift a minimum of 5.5% of the Annual Minimum Volume per month during each year of the Term of this Agreement, i.e. 1,760,000 gallons of Product per month (the "Monthly Minimum Volume"). The Annual Minimum Volume and Monthly Minimum Volume wiI1 be determined by the combined total of the respective Products purchased at all locations listed above. Volumes will be measured on a gross gallon basis.

     3.2 "Year" or "Contract Year" as used in this Agreement, shall be defined as follows: the first year shall be a calendar year beginning on the first day of the Initial Term of this Agreement. All subsequent "years" or "Contract Years" shall be calendar years beginning on the respective anniversary date of the first day of the Initial Term of this Agreement.

     3.3 Buyer may, on a quarterly basis, request to increase the Annual Minimum Volume. Any such request shall be subject to Koch's approval, and must be based on a demonstrated increase in Buyer's volume needs. If Koch agrees to increase Buyer's Annual Minimum Volume, Buyer shall receive an additional Asset Growth Enhancement Allowance ("AGEA"), in accordance with Section 6, based on the proportional increase in volume and reduced time to take delivery, to be paid at the time Koch agrees to the volume increase. In addition, if Koch agrees to increase Buyer's Annual Minimum Volume, Buyer shall be obligated to lift a minimum of 5.5% of such Increased Annual Minimum Volume per month during each year in which Buyer commits to the Increased Annual Minimum Volume.

4.   PRICE

     4.2 The price payable by Buyer for Product purchased hereunder shall be Koch Refining Company, L.P.'s daily rack posted price at the terminal from which Product is taken by Buyer.

5.   DELIVERIES

     5.1 Buyer may take delivery of Products hereunder from the following terminal locations, subject to product availability:

             Fargo, ND - Williams Pipeline Co.
             Grand Forks, ND - Williams Pipeline Co.
             Alexandria, MN - Williams Pipeline Co.

     5.2 Koch shall have no obligation to transfer Product from one terminal to another. All freight and transportation costs shall be for Buyer's account. Title and risk of loss for the Product shall transfer to Buyer at the time of loading of Product into Buyer's assigned transportation vehicle.

6.   ASSET GROWTH ENHANCEMENT ASSISTANCE (AGEA)

     6.1 As partial consideration for Buyer's commitment to purchase the Annual Minimum Volume and Monthly Minimum Volume for the Term of this Agreement, Koch shall provide Buyer with a one-time, up front, rebate to the Price for Product hereunder (the "AGEA") as set forth in this Section 6.

     6.2 Upon execution of this Agreement, Koch shall provide AGEA in an amount equal to $0.0075 per gallon for the Annual Minimum Volume commitment made by Buyer during the Initial Term of this Agreement. This AGEA will be calculated as follows:



             160,000,000  GALS. (MIN. VOLUME REQUIREMENT COMMITTED TO BY
             X   $0.0075         BUYER DURING THE INITIAL TERM)
             ------------
             $1,200,000   (AGEA PAYMENT MADE BY KOCH TO BUYER UPON EXECUTION
                          OF THIS AGREEMENT)

     6.3 In the event that Buyer lifts in excess of the Annual Minimum Volume (or Increased Annual Minimum Volume, as the case may be) during any year of the Term of this Agreement, Koch shall pay additional AGEA in an amount equal to $0.0075 per gallon for volumes in excess of the Annual Minimum Volume (or Increased Annual Minimum Volume, as the case may be), up to 165% of the Annual Minimum Volume (or Increased Annual Minimum volume, as the case may be). Buyer shall invoice Koch for such payment subsequent to the Contract Year at issue and Koch shall make payment within ten (10) days of such invoice. An example follows:

IN ANY GIVEN YEAR, BUYER LIFTS 35,000,000 GALLONS OF PRODUCT, AN OVERAGE OF 3,000,000 GALLONS OF THE ANNUAL MINIMUM VOLUME. AT THE END OF THE YEAR IN WHICH THIS OVERAGE OCCURS, KOCH WILL MAKE AN ADDITIONAL AGEA PAYMENT TO THE BUYER AS
FOLLOWS:

3,000,000 GALS. (OVERAGE)
X $0.0075
---------
  $22,500 (ADDITIONAL AGEA PAYMENT DUE BUYER BY KOCH)


NO ADDITIONAL AGEA WILL BE PAID BY KOCH FOR VOLUMES LIFTED IN EXCESS OF 165% OF THE ANNUAL MINIMUM VOLUME (OR INCREASED ANNUAL MINIMUM VOLUME, AS THE CASE MAY
BE) IN A CONTRACT YEAR.

     6.4 In the event that Buyer lifts less than the Monthly Minimum Volume (or Increased Monthly Minimum Volume, as the case may be) during any month of the Term of this Agreement, Buyer shall refund AGEA to Koch in the amount of $0.0110 per gallon for such shortage. Koch shall invoice Buyer for such payment subsequent to the month at issue and

             Buyer shall make payment within ten (10) days of such invoice. An example follows:

IN ANY GIVEN MONTH, BUYER LIFTS 1,000,000 GALLONS OF PRODUCT, A SHORTFALL OF 760,000 GALLONS OF THE MINIMUM MONTHLY VOLUME. AT THE END OF THE MONTH IN WHICH THIS SHORTFALL OCCURS, BUYER WILL MAKE PAYMENT TO KOCH AS FOLLOWS:

760,000  GALS (SHORTFALL)
X$0.0110
---------
 $8,360  (PAYMENT DUE KOCH BY BUYER)

For any shortfall, Koch shall additionally be entitled to any and all remedies it may have at law, in equity, or under this Agreement. Buyer shall be responsible for all tax or reporting consequences of the AGEA.

     6.5 The AGEA payment as stated in this Section 6 is made in reliance upon the Buyer lifting at least the Minimum Annual Volume (or Increased Minimum Annual Volume, as the case may be) and the Minimum Monthly Volume (or Increased Minimum Monthly Volume, as the case may be) stated herein for the entire Term of this Agreement. In the event of early termination or default of this Agreement for whatever reason by Buyer (including, but not limited to, those circumstances set forth in Section 14 of this Agreement), Koch shall be entitled to a refund of the unrecouped AGEA paid to Buyer, calculated as follows: [Total Contract Volume - Volume Purchased as of Termination Date] X $.0110. An example follows:

ASSUME BUYER PURCHASED A TOTAL OF 96,000,000 GALLONS OF PRODUCT FROM KOCH
PRIOR TO EARLY TERMINATION/DEFAULT AT THE END OF THE THIRD YEAR OF THE INITIAL TERM. THIS IS A 64,000,000 SHORTFALL OF THE TOTAL CONTRACT VOLUME OF 160,000,000 GALLONS WHICH SHOULD HAVE BEEN PURCHASED PURSUANT TO THIS AGREEMENT (ASSUMING NO INCREASED ANNUAL VOLUME WAS AGREED TO BETWEEN THE PARTIES). IN ADDITION TO ANY OTHER REMEDY AVAILABLE TO KOCH PURSUANT TO THIS AGREEMENT, AT LAW OR IN EQUITY, KOCH WOULD BE ENTITLED TO REIMBURSEMENT OF THE AGEA PAID, CALCULATED AS FOLLOWS:

[160,000,000 - 96,000,0001] X $0.0110
[64,000,000]   X $0.0110 =    $704,000.00  PAYMENT DUE TO KOCH, UNAMORTIZED NO
                                           PENALTIES OR INTEREST

Koch shall have a right to set off any such unpaid reimbursement against any other debt or obligation owed by Koch to Buyer. This right of set off is in addition to any other rights which Koch may have at law, equity, or under this Agreement

     6.6 In the event of early termination or default of this Agreement for whatever reason by Koch (including, but not limited to, those circumstances set forth in Section 14 of this Agreement), except for termination arising out of Buyer's default which will be handled consistent with Section 6.5,

          Koch shall be entitled to a refund of the unrecouped AGEA paid to Buyer, calculated as follows: [Total Contract Volume - Volume Purchased as of Termination Date] X $.0075. An example follows:

ASSUME BUYER PURCHASED A TOTAL OF 96,000,000 GALLONS OF PRODUCT FROM KOCH PRIOR TO EARLY TERMINATIONLDEFAULT AT THE END OF THE THIRD YEAR OF THE INITIAL TERM. THIS IS A 64,000,000 SHORTFALL OF THE TOTAL CONTRACT VOLUME OF 160,000,000 GALLONS WHICH SHOULD HAVE BEEN PURCHASED PURSUANT TO THIS AGREEMENT (ASSUMING NO INCREASED ANNUAL VOLUME WAS AGREED TO BETWEEN THE PARTIES). IN ADDITION TO ANY OTHER REMEDY AVAILABLE TO KOCH PURSUANT TO THIS AGREEMENT, AT LAW OR IN EQUITY, KOCH WOULD BE ENTITLED TO REIMBURSEMENT OF THE AGEA PAID, CALCULATED AS FOLLOWS:

[160,000,000 - 96,000,000] X $.0075
[64,000,000] X $.0075 = $480,000.00 PAYMENT DUE TO KOCH, UNAMORTIZED, NO
                                    PENALTIES OR INTEREST

Koch shall have a right to set off any such unpaid reimbursement against any other debt or obligation owed by Koch to Buyer. This right of set off is in addition to any other rights which Koch may have at law, equity, or under this Agreement

7.   SPECIAL REQUIREMENTS APPLICABLE TO BRANDED PRODUCTS

     7.1 Buyer desires to purchase certain of Koch's branded Products as identified above. Koch has invested money, time and effort to develop name recognition for its brands and has taken great care to ensure that its branded products are associated with high quality, high performance products. Koch desires to preserve and continue to enhance the value of its brands and their continued association with quality and performance. Koch is willing to sell Buyer the Branded Products identified above only upon Buyer's compliance with all of the terms of this Agreement and additional compliance with the following terms and conditions:

             (a) During the Term of the Agreement only, Buyer is permitted to display Koch's trademarks solely to designate the origin of the Branded Products. Buyer will only display materials, signs, or other decorative materials which have been pre-approved by Koch in connection with Koch's trade names or trademarks. Upon termination, Buyer shall remove and cease displaying any such Koch materials, signs, or other decorative materials;

             (b) Buyer will not sell the petroleum products of others under any trade name, trademark, brand name, label, insignia, symbol, or imprint owned by, used by, or associated with Koch;

             (c) Buyer will only sell Branded Products which meet Koch's specifications, under the trade name or trademark associated with those Products; Buyer will not sell any Product which does not meet Koch's specifications under any trade name or trademark owned by, used by, or associated with Koch;

             (d) Buyer will maintain the quality of all Koch Branded Products purchased and resold by Buyer to others. These efforts include, but not limited to, storing the Products in segregated storage, ensuring the Products are not contaminated, and ensuring the Products are not otherwise caused to fail to meet Koch's specifications. Buyer shall not mix, commingle or otherwise change the composition of any Branded Products purchased from Koch and resold by Buyer;

             (e) Buyer shall promptly, courteously and appropriately respond to any customer complaints raised in connection with Buyer's resale of Koch's Products (Branded or Unbranded), or use of Koch's trade name and trademarks, and shall promptly notify Koch of any such complaints;

             (f) Koch reserves the right to change, alter, amend or eliminate any of the trade names, trademarks or brands of its Branded Products, or any of the descriptive material associated with such trade names, trademarks or brands. Koch reserves the right to change, alter, modify, or eliminate any of the Branded Products, or any of the specifications, or product qualities associated with such Branded Products;

             (g) Buyer understands and acknowledges that certain of the Branded
                 Products are seasonal in nature, and only manufactured and offered for sale by Koch during certain times of the year as determined by Koch;

             (h) In the event Koch discontinues the manufacture of any Branded
                 Product (other than for temporary inactivity as described in subpart (g) above), Koch shall notify Buyer of the discontinuance of such Branded Product, and this Agreement shall terminate as to such Branded Product on the effective date of the notice;

             (i) Buyer shall not reverse engineer, or otherwise attempt to recreate, duplicate or discover the specifications, formulations, techniques, blends, components or ingredients of Koch's Branded Products, except only for the purpose of verifying that the Product meets the specification represented by Koch. Buyer shall not disclose to any third person or use any of the information it may discover, learn or obtain regarding the composition of Koch's Branded Products, and shall maintain any such information in confidence at all times.

8.   TERMINATION

     8.1 The price, terms and volumes offered by Koch and committed to by Buyer hereunder are based on Buyer's commitment to honor the terms of this Agreement for the full Initial Term. Accordingly, Buyer may terminate this Agreement only after expiration of the Initial Term, and then only upon thirty (30) days prior notice given before the expiration of the Initial Term or any subsequent extensions.

     8.2 Koch may terminate this Agreement: (i) after expiration of the Initial Term, upon thirty (30) days prior notice given before the expiration of the Initial Term or any subsequent extensions; (ii) at anytime due to Buyer's uncured failure to purchase the Annual Minimum Volume or Monthly Minimum Volume or for any other breach of this Agreement by Buyer, in which event Koch may also assert any other remedies it may have against Buyer including but not limited to the remedies stated in this Agreement; and (iii) at anytime due to a material change in circumstances (whether foreseeable or unforeseeable) which makes this Agreement impossible or impractical for Koch to continue to perform. By way of illustration only, and without limitation of the preceding clause in any way, examples of such change in circumstances include, but are not limited to, a shutdown or breakdown of Koch's refinery or other assets necessary to enable Koch to supply product; a sale (voluntary or involuntary) of Koch's refinery or other material assets; a material change in ownership of Koch; governmental regulations; a material reduction of supply or withdrawal from the market by Koch; or any similar change in circumstances. In no event shall Koch be obligated to procure product from any other person or entity for delivery to Buyer.

9.   PAYMENT

     9.1 Buyer shall pay Koch for Product net 10 days on an electronic fund transfer basis. Buyer shall pay Koch's invoice within 10 days of the date on the Bill of Lading.

10.  LIMITED WARRANTIES/REMEDIES

     10.1 Koch warrants only that Koch has good and marketable title to the Products sold to Buyer and that the Products shall conform, at the time of loading, to the typical specifications for such Products. ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR PURPOSE ARE EXCLUDED.

     10.2 Koch's liability, and Buyer's sole and exclusive remedy, for any cause of action arising out of or related to the sale of Product under this

             Agreement is expressly limited at Koch's option to (a) replacement of a nonconforming product FOB point of delivery; or
             (b) payment not to exceed the purchase price for the shipment which is the subject of the claim or cause of action. WITHOUT LIMITATION ON THE FOREGOING, KOCH SHALL NOT BE OBLIGATED FOR LOST PROFITS, ECONOMIC LOSS, OR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING UNDER WARRANTY, FAILURE OF ESSENTIAL PURPOSE, AGREEMENT, GUARANTEE, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), STRICT LIABILITY, VIOLATION OF LAW, OR OTHERWISE.

11.  ALLOCATION RIGHTS

     11.1 In periods of shortage of Product for whatever cause(s) or reason(s), Koch shall be entitled to allocate available supply among itself, its affiliated, subsidiary and parent companies, and any customers, Buyer included, in a fair and reasonable manner.

12.  GROUNDS FOR DISQUALIFICATION

     12.1 Koch may take such action as it deems appropriate, including immediate termination of this Agreement, at any time for cause, including, but not limited to: (i) any claim to a discount to which Buyer is not entitled; (ii) any failure by Buyer to keep confidential all terms of this Agreement, or the fact that it has entered into this Agreement with Koch; or (iii) any failure by Buyer to comply with the terms or intentions of this Agreement, and a failure to cure within a reasonable time thereafter, not to exceed thirty (30) days.

13.  SECURITY INTEREST

     13.1 Buyer grants Koch a security interest in all Products purchased, and the proceeds from the sale by Buyer of such Products, to secure any outstanding indebtedness to Koch. Buyer shall execute any documentation which Koch may require to perfect its security interest.

     13.2 Buyer will comply with Koch's credit terms, and if Buyer exceeds the allocated credit line while attempting to fulfill this Agreement, at Koch's request Buyer will provide any or all, but not exclusively, the following: wire transfer, letter of credit, and prepayments. Each party shall have the right to offset any payments, obligations or debts due to the other party under this Agreement or any other agreement between the parties.

14.  EXCUSED PERFORMANCE

     14.1 Except for the payment of money owed, neither Koch nor Buyer shall be liable to the other for any delay or failure of performance which is caused, in whole or predominately by, only the following: act of God, fire, explosion, earthquake, storm, flood, serious and adverse weather conditions, war, riot, insurrection, or any similar unpredictable adverse event or condition which is reasonably beyond the control of the party whose performance is delayed or prevented thereby, provided that such party gives the other party prompt notice, confirmed in writing, of the existence of any such force majeure event, and similar notice of the cessation of such force majeure event.

15.  NOTICE

     15.1 All notices pursuant to this Agreement shall be delivered to the following persons on behalf of each party, unless either party notifies the other of a new recipient for notice purposes.

     Koch:     Koch Refining Co. L.P.     Buyer:   Farstad Oil
               P.O. Box 64596                      P.O. Box 1842
               St. Paul, MN 55164-0596             Minot, ND 58702

               Attention: Todd Craig               Attention: Dennis Krueger
                                 --------------

16.  MISCELLANEOUS PROVISIONS

     16.1 ASSIGNMENT. This Agreement shall not be assigned or transferred by Buyer without the written consent of Koch, such consent not to be unreasonably withheld. This Agreement shall be binding upon the parties hereto, and their respective heirs, administrators, executors, and assigns.

     16.2 AMENDMENTS AND WAIVER. No amendment or waiver of any provision of this Agreement, nor consent to any departure by either party therefrom, shall be effective unless the same is in writing and signed by Koch and Buyer, and such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

     16.3 ENFORCEABILITY. Each party hereby waives, with full knowledge and understanding of the consequences of such waiver, any claim, cause of action or right which it might otherwise be entitled to assert against the other party regarding the validity or enforceability of the Agreement under any applicable laws or regulations.

     16.4 CONSTRUCTION. This Agreement has been negotiated and prepared at the joint request, direction and construction of the parties, at arms length, with the advice and participation of counsel for each party, and will be interpreted in accordance with its terms without favor to any party.

     16.5 SEVERABILITY. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, is held invalid or unenforceable, the remaining portion of such provision and the remaining provisions shall remain in full force and effect.

     16.6 GOVERNING LAW. This Agreement shall be deemed in all respects to have been created and entered into under the laws of the State of Kansas.

     16.7 ENTIRE AGREEMENT. This Agreement and Koch Refining Company, L.P.'s Standard Product Sales Terms and Conditions dated May 1998 constitute the entire agreement between the parties. All prior agreements with respect to the subject matter of this Agreement are hereby superseded and replaced. Where the Standard Product Sales Terms and Conditions are inconsistent with the specific provisions of this Agreement, this Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an authorized representative as of the date above stated.

FARSTAD OIL, INC.                          KOCH REFINING COMPANY, L.P.



By:    /s/ Dennis Krueger              By:    /s/ Todd D. Craig
       -----------------------------          --------------------------------

Title: CEO                             Title: Regional Marketing Mgr
       -----------------------------          --------------------------------

Date:  9/8/98                          Date:  9/10/98
       -----------------------------          --------------------------------

                                              Brad Ragasz
                                              --------------------------------
                                              Vice President Northern Region
                                              Marketing
                                              9/11/98

                           KOCH REFINING COMPANY, L.P.
                   STANDARD PRODUCT SALES TERMS AND CONDITIONS

     1. TITLE: On sales FOB Koch's location, title and risk of loss shall pass to Buyer as product passes through the flange connection between the delivery line and Buyer's receiving line. On sales FOB Buyer's location, title and risk of loss shall pass to Buyer as product leaves delivery vessel.

     2. TAXES: Buyer shall pay, or reimburse Koch for all taxes, duties and other governmental charges of whatever kind (except for income taxes) imposed on any transaction of product sold hereunder. Without limitation on the foregoing, Buyer shall bear the effect of all Federal Goods and Services Tax on or with respect to this Agreement or the transactions or products hereunder.

     3. MARINE: (a) Notices - Notice of estimated time of arrival (ETA) and name of vessel or barge tow shall be given to receiving or loading party a reasonable time before arrival at port. Any change in ETA shall be reported promptly. If a berth is not available for the latest ETA, a berth will be scheduled for the next earliest time a berth is open on the dock's schedule. Upon arrival in port, notice of readiness to load or discharge shall be given, with allowed free time being three hours for barge tows and six hours for vessels. Laytime shall commence at the earlier of becoming all fast at berth or expiration of the respective three or six hour period.

     (b) Berth - Barge tow or vessel shall not exceed the maximum draft or length allowed by dock operator. Receiving or loading party shall provide a berth that tow or vessel may safely proceed to, lie at always afloat, and safely depart from. Receiving or loading shall be done within the time, or at the rate, agreed to by the parties. Seller shall pay wharfage fee, if any. Buyer shall pay all fees or charges assessed against a vessel or barge.

     (c) Demurrage - Seller is liable for demurrage caused by Seller's sole fault. Buyer shall be liable for all other demurrage.

     4. QUANTITY: All quantities shall be measured according to then prevailing practices and methods generally used by Seller at its locations. Each party may have its representative observe all measurements, sample taking and testing.

     5. SCHEDULING: (a) Cooperation - To the extent flexibility is allowed by this Agreement for time or size of deliveries, the parties shall cooperate to the extent reasonable to coordinate period(s) and time(s) for deliveries hereunder; and Buyer shall give reasonable prior notice as to quantities and scheduling desired.

     (b) Lots - Seller may deliver in lots. Failure of Seller to deliver shall not relieve Buyer from accepting and paying for conforming lots tendered.

     6. CREDIT: Seller's duty to perform, and Buyer's right to purchase, hereunder are at all times subject to approval, and continuing approval, of Buyer's credit by Seller. No assurance or guarantee is made of, or of continuation of, any particular credit; and Seller without limitation reserves the right to sell on pre-paid, COD, standby letter of credit, or other secured or collaterally assured basis acceptable to Seller. Unless credit is approved and arranged by Buyer with Seller payment shall be due in full in cash prior to loading of product. Without limitation on Seller's rights and remedies on credit issues or any other cause(s), if Buyer fails to pay any amount promptly when due hereunder or if Seller needs assurance, or further assurance, of Buyer's credit worthiness, Seller may cancel this Agreement, demand different payment terms, suspend or recall deliveries or shipments, impose different credit terms, or impose different requirements for collateral assurance of payment. ANY SUCH DEMAND MAY BE MADE ORALLY AT SELLER'S ELECTION. Seller is hereby given an express right to set-off against any amount whatsoever owing or becoming due to Buyer, any amount owing by or becoming due from Seller or any company that is directly or indirectly subsidiary to, parent of, or affiliated with Seller.

     7. WARRANTIES AND LIMITATIONS: Seller warrants only that--(a) content of product conforms at the time of loading to Seller's then current, standard specifcation therefor; and (b) Seller has good title to the product at the time of loading hereunder.

     ALL OTHER WARRANTIES OF SELLER, EXPRESSED OR IMPLIED, AND ALL REPRESENTATIONS, GUARANTEES, INSTRUCTIONS, PROMISES, DESCRIPTIONS AND SAMPLES FROM SELLER OF, OR PERTAINING TO, PRODUCT QUALITY, COMPOSITION, CHARACTERISTICS, ENVIRONMENTAL OR HUMAN SAFETY OR HAZARD OR HEALTH AFFECTS, PERFORMANCE, OR LIKE MATTERS ARE EXCLUDED. WITHOUT LIMITATION ON THE FOREGOING SENTENCE, ALL IMPLIED WARRANTIES OF FITNESS FOR PURPOSE AND OF MERCHANTABILITY AND ALL WARRANTIES OF SELLER OF FREEDOM FROM PATENT INFRINGEMENT ARE EXCLUDED.

     8. ACCEPTANCE: All quantities of product shall, unless otherwise agreed, be determined in accordance with the following and adjusted to a standard temperature of sixty (60) degrees Fahrenheit in compliance with applicable A.S.T.M. methods. Quantities delivered to vessels shall be determined by shore tank measurements at the point of delivery or receipt or, if unavailable, by vessel loaded or discharge figures as adjusted by the appropriate vessel experience factor as determined by an independent petroleum inspector. Quantities delivered into or by pipelines shall be determined by meter. The term "barrel" as used herein shall mean forty two (42) U.S. gallons. The term "gallon" as used herein shall mean a U.S. gallon of two hundred thirty one (231) cubic inches. All quality determinations shall be made by an independent inspector to be employed at the equally shared expense of the parties. Acceptance shall be deemed to have irrevocably occurred when the governing sample of the product for purpose of quality determination has been found by the independent inspector to conform to the specification required hereby.

     9. EXCUSED PERFORMANCE: (a) Beyond Reasonable Control - The parties shall be excused from their respective performances hereunder if performance has been prohibited or delayed by any foreseeable or unforeseeable cause(s) beyond the reasonable control of the party claiming excuse. Such shall include without limitation any failure of mechanical or chemical function or equipment normally used by Seller for manufacturing, handling or delivering of product covered hereby, acts of God, fire, explosion, strike, serious and adverse weather conditions, civil or public disturbance, riots, inability to obtain necessary authorizations, failure of supply or ability to produce supply, governmental regulations or requirements. Promptly after a party determines to claim excuse of performance, the party shall notify the other of the circumstances and consequences claimed and shall use reasonable means to remove the cause(s) in question. But in no event shall either party be obligated to settle any demands of, or disputes with, laborers; nor shall either party be excused from paying monies due or complying with credit terms of Seller. Quantities affected by such cause(s) shall be dropped from this Agreement, but this Agreement shall otherwise continue in force and effect. In periods of shortage of product due to such cause(s), Seller shall be entitled to allocate available supply among itself and its affiliated, subsidiary and parent companies and customers, Buyer included.

     (b) Impracticability - Seller shall have the right to cancel this Agreement without liability to Seller if for any reason Seller shuts down the unit(s) in, or the plant at, which the product is made or if a change in circumstances (whether foreseeable or unforeseeable) causes Seller to incur a loss on a full cost basls at any time on the sale of product hereunder.

     (c) Alternate Supply - Under no circumstances shall Seller be obligated to obtain product for delivery hereunder from any person or entity that is not an affiliate, subsidiary or parent company of Seller.

     10. LIMITED REMEDIES: Seller's liability, and Buyer's exclusive remedy, for any cause of action (whether in contract, warranty, guarantee, failure of essential purpose, tort [including but not limited to negligence], violation of law, strict liability, or otherwise) arising out of or related to this Agreement is expressly limited at Seller's option to - (a) replacement of a nonconforming product FOB Seller's point of delivery; or (b) payment not to exceed the purchase price for the shipment which is the subject of the claim or cause of action.

     WITHOUT LIMITATION ON THE FOREGOING, SELLER SHALL NOT BE OBLIGATED FOR LOST PROFITS, ECONOMIC LOSS, OR ANY OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING UNDER WARRANTY, FAILURE OF ESSENTIAL PURPOSE, AGREEMENT, GUARANTEE, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE), STRICT LIABILITY, VIOLATION OF LAW, OR OTHERWISE.

     Solely as a means of early identification of any possible problems or disputes and not by way of limitation of Seller's rights hereunder nor in mitigation of acceptance hereunder, on each shipment Buyer shall sample and test such prior to use or resale or other transfer thereof by Buyer in order to independently determine conformity at as early a time as possible; and if Buyer determines or suspects nonconformity, Buyer shall not use or resell or otherwise transfer the same unless Seller gives Buyer written notice to proceed with use or resale. Seller shall be reasonably prompt in giving any instruction to Buyer concerning such.

     11. INDEMNITY: Buyer shall indemnify and defend and hold harmless Seller as to any breach of this Agreement by Buyer and from any liability and/or remedy, of whatever nature or kind, to which Seller might become subject directly or indirectly resulting from Buyers negligence or willful misconduct. Buyer agrees without limitation to promptly and properly provide to its employees, customers and community representatives, as appropriate, any information provided by Seller relating to human health or human or environmental safety on the product sold hereunder.

     12. LAW AND JURISDICTION: This Agreement shall be governed by the laws of the State of Kansas, excluding rules of conflict of law, and by applicable United States federal law and by INCOTERMS.

     13. COMPLIANCE WITH LAW: Vessels shall fully comply (or hold necessary waivers if not in compliance) with all applicable U.S. Coast Guard regulations in effect as of the date vessel berths. Vessels shall comply with all local, state and federal environmental laws and regulations while berthed at the terminal, including the U.S. Federal Water Pollution Control Act, as amended, and shall have secured and carry aboard the vessel a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution) (The "Certificate"). Terminal shall not be liable for demurrage or other expenses during any time lost as a result of failure to obtain or maintain the Certificate. If any vessel fails to comply with such laws and regulations, the vessel may be required to leave the terminal. Any vessel delay time caused by the vessel's failure to meet such laws and regulations shall not count as used laytime.

     14. OIL POLLUTION AVOIDANCE: In the event of an escape or discharge of oily water, oil ballast, or oil in any form occurring at the Terminal (regardless of cause), Seller shall immediately notify Buyer and shall cooperate with Buyer in jointly effecting a cleanup, or other resolution to the spill and necessary notifications. Buyer agrees to keep Seller advised of the nature and extent of the measures to be undertaken by it. Any of the aforementioned measures undertaken shall be at the expense of the party causing the discharge. The above shall not be considered to be inderogation of any other such right as Buyer or Seller may have or acquire by law or international convention.

     15. WAIVERS: Waivers by Seller or Buyer of a breach by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith. No delay or failure on Seller's or Buyer's part to enforce any right or claim which it may have hereunder shall constitute a waiver on Seller's or Buyer's part of such right or claim.

     16. EXPORT/IMPORT: Buyer shall be the exporter and importer of record with respect hereto and shall have the duty and risk of determining and complying with all export and import laws.

     17. ASSIGNMENT: Buyer shall not assign this Agreement or any part hereof except upon, and according to, such prior, written consent as Seller may choose to give in its sole discretion.

     18. MISCELLANEOUS: These sale terms constitute the entire agreement and contract of the parties and shall control over any other terms except that, to the limited extent that any separate writing of the parties - (i) relates expressly and directly hereto; (ii) is mutually executed by respective officers of Seller and Buyer; and (iii) is intended by the parties to replace or supersede, rather than to supplement, a specific portion of these sales terms, then such specific replacing or superseding term shall control over the term hereof in question but not otherwise.

     THESE STANDARD TERMS AND CONDITIONS OF SALE ARE DEEMED AN OFFER FOR SALE BY SELLER. IF BUYER DOES NOT ACCEPT THIS OFFER BY EXECUTION HEREON OR OTHERWISE IN WRITING WITHOUT ALTERATION HEREOF OR ADDITION HERETO, BUYER SHALL BE DEEMED TO HAVE ACCEPTED THIS OFFER BY PURCHASING, OR TAKING DELIVERY OF, PRODUCT FROM SELLER. ANY ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS AND CONDITIONS EXCEPT SUCH AS MEETS THE REQUIREMENTS OF THE FIRST PARAGRAPH OF THIS SECTION 19. Without limitation on Seller's rights, no term in Buyer's purchase order or any other document, correspondence or communication from Buyer which conflicts with the terms of this Agreement is, or shall be, accepted by Seller except in a separate writing executed by an officer of Seller. Headings are provided for convenience, and are not part of the Agreement of the parties. Seller's rights and remedies hereunder are in addition to, and not in lieu of. Seller's other rights and remedies.
   (P980523/ KRCLPTRMS.DOC)                                           May, 1998